UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                November 21, 2006

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

           0-29798                                      23-1408659
           -------                                      ----------
  (Commission File Number)              (I.R.S. employer identification number)


      2530 Riva Road, Suite 201
          Annapolis, Maryland                                     21401
          -------------------                                     -----
(Address of principal executive office)                         (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under. the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

        On November 21, 2006, CompuDyne Corporation ("CompuDyne") and William Blair Mezzanine Capital Fund II, L.P. ("Blair") entered into a Release and Settlement Agreement with Friedman, Billings, Ramsey Group, Inc. ("FBR"), by which FBR has agreed to pay $4.5 million to CompuDyne and Blair, CompuDyne and Blair have agreed to release FBR, and FBR has agreed to release CompuDyne and Blair, from any and all causes of action arising out of or relating to, among other things, an offering of CompuDyne common stock in 2001 for which FBR acted as lead underwriter and financial advisor. Blair is a former shareholder of CompuDyne which also sold shares in the 2001 offering. The payment will be shared by CompuDyne and Blair in accordance with a Sharing Agreement, whereby 71.97% and 28.03% of the settlement are allocated to CompuDyne and Blair respectively, after legal and other expenses.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The following exhibit is filed herewith:


Exhibit 10.1            Release and Settlement Agreement Dated
                        November 21, 2006



SIGNATURE

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: November 22, 2006



                                              COMPUDYNE CORPORATION



                                              By: /s/ Geoffrey F. Feidelberg
                                                  --------------------------
                                              Name: Geoffrey F. Feidelberg
                                              Title: Chief Financial Officer